UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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PennyMac Mortgage Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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3043 TOWNSGATE ROAD
WESTLAKE VILLAGE, CALIFORNIA 91361

April 7, 2016

Dear Shareholder:

I would like to cordially invite you to attend the 2016 Annual Meeting of Shareholders, or the Meeting, of PennyMac Mortgage Investment Trust to be held on Wednesday, May 25, 2016, at 11:00 a.m. Pacific time. The Meeting will be held at our corporate offices located at 3043 Townsgate Road, Westlake Village, California 91361.

The Notice of 2016 Annual Meeting of Shareholders and Proxy Statement are attached to this letter and contain information about the matters on which you will be asked to vote at the Meeting. We will transact no other business at the Meeting, except for business properly brought before the Meeting or any postponement or adjournment thereof by our Board of Trustees. Only our common shareholders of record at the close of business on the record date are entitled to vote at the Meeting.

Your vote is very important. Please carefully read the Notice of 2016 Annual Meeting of Shareholders and Proxy Statement so that you will know the matters on which we plan to vote at the Meeting, and then vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Meeting. You may also cast your vote in person at the Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

ANNUAL MEETING ADMISSION: In order to attend the Meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common shares as of the record date, and valid government-issued photo identification. The indicated portion of your proxy card will serve as your admission ticket.

On behalf of our Board of Trustees, I thank you for your participation. We look forward to seeing you on May 25th.

Sincerely,

STANFORD L. KURLAND Chairman of the Board

3043 TOWNSGATE ROAD
WESTLAKE VILLAGE, CALIFORNIA 91361

______________________

Notice of 2016 Annual Meeting of Shareholders

______________________

Time and Date:	11:00 a.m. Pacific time on Wednesday, May 25, 2016

Place:	PennyMac Mortgage Investment Trust 3043 Townsgate Road Westlake Village, California 91361

Items of Business:	• To elect the two (2) Class I Trustees identified in the enclosed Proxy Statement to serve on our Board of Trustees, each for a term expiring at the 2019 annual meeting of shareholders;

• To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2016;

• To approve, by non-binding vote, our executive compensation; and

• To transact such other business as may properly come before the annual meeting and any postponement or adjournment thereof.

Record Date and Meeting Admission:	Only shareholders of record at the close of business on March 28, 2016, the record date, are entitled to attend the annual meeting.

Proxy Voting:	Whether or not you plan to attend the annual meeting, we encourage you to vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the annual meeting. You may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

Mailing of Information:	Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials primarily via the Internet, rather than mailing paper copies of these materials to each shareholder. On or about April 7, 2016, we began mailing a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the proxy materials, vote, and request paper copies of the proxy materials. Access to the proxy materials and online voting will be available at www.proxyvote.com. We believe this process expedites shareholders’ receipt of the proxy materials, lowers the cost of printing and distribution, and reduces the environmental impact associated with the annual meeting.

By Order of the Board of Trustees,

JEFFREY P. GROGIN Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2016:

This Notice of 2016 Annual Meeting of Shareholders, Proxy Statement and 2015 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, are available at www.proxyvote.com.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
OUR TRUSTEES	5
Trustee Nominees	5
Class I Trustees – Term to Expire in 2019	5
Continuing Trustees	5
Class II Trustees – Term to Expire in 2017	5
Class III Trustees – Term to Expire in 2018	6
CORPORATE GOVERNANCE, TRUSTEE INDEPENDENCE, BOARD MEETINGS AND COMMITTEES	7
Corporate Governance	7
Independence of Our Trustees	7
Board of Trustees Leadership Structure and Independent Lead Trustee	7
The Role of the Board in Risk Oversight	8
Code of Business Conduct and Ethics	8
Corporate Governance Guidelines	8
Corporate Sustainability	8
Committee Charters	8
Committees of the Board of Trustees	8
Communications with our Board of Trustees	11
Attendance by Members of our Board of Trustees at the 2015 Annual Meeting of Shareholders	11
Board of Trustees and Committee Meetings	11
Meetings of Non-Management and Independent Trustees	11
OUR EXECUTIVE OFFICERS	12
SECURITY OWNERSHIP OF MANAGEMENT	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	15
COMPENSATION OF TRUSTEES	16
Non-Management Trustee Compensation	16
2015 Trustee Compensation Table	17
EXECUTIVE COMPENSATION	18
REPORT OF THE COMPENSATION COMMITTEE	18
COMPENSATION DISCUSSION AND ANALYSIS	19
Executive Summary	19
Executive Compensation Philosophy	19
Executive Compensation Decision Making Process	20
Elements of our Executive Compensation Program	22
Compensation Decisions Made in Fiscal 2015	23
Share Ownership Guidelines	24
COMPENSATION TABLES	25
2015 Summary Compensation Table	25
2015 Grants of Plan-Based Awards	26
2015 Outstanding Equity Awards at Fiscal Year-End	27
2015 Options Exercised and Stock Vested	28
2015 Pension Benefits	28
2015 Nonqualified Deferred Compensation	28
Potential Payments upon Termination of Employment	28
Compensation Committee Interlocks and Insider Participation	28
Compensation Risks	29

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
Management Agreement	29
Servicing Agreement	29
Mortgage Banking and Warehouse Services Agreement	29
MSR Recapture Agreement	30
Spread Acquisition and MSR Servicing Agreements	30
Loan and Security Agreement	30
Loan Purchase Agreements	31
Reimbursement Agreement	31
Approval of Related Party Transactions	31
REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE	32
PROPOSAL I — ELECTION OF TRUSTEES	33
PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	34
Relationship with Independent Registered Public Accounting Firm	34
Fees to Registered Public Accounting Firm for 2015 and 2014	34
Pre-Approval Policies and Procedures	34
PROPOSAL III — ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION	35
Supporting Statement	35
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	36
WHERE YOU CAN FIND MORE INFORMATION	36
OTHER MATTERS	36

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3043 TOWNSGATE ROAD
WESTLAKE VILLAGE, CALIFORNIA 91361

______________________

2016 Annual Meeting of Shareholders

______________________

PROXY STATEMENT

PennyMac Mortgage Investment Trust (“we,” “our,” “us” or the “Company”) is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2016 Annual Meeting of Shareholders, or the Meeting. We will hold the Meeting at our corporate offices located at 3043 Townsgate Road, Westlake Village, California 91361, on Wednesday, May 25, 2016 at 11:00 a.m. Pacific time, subject to any postponements or adjournments thereof. We are delivering the Notice of Internet Availability of Proxy Materials, or the Notice, to our shareholders commencing on or about April 7, 2016, which contains instructions on how to access the proxy materials via the Internet, how to vote online at www.proxyvote.com, and how to request paper copies of the proxy materials.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What am I voting on?

You will be entitled to vote on the following scheduled proposals at the Meeting:

•	The election of two (2) Trustees, Scott W. Carnahan and Frank P. Willey, each for a term expiring at the 2019 annual meeting of shareholders;

•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	The approval, by non-binding vote, of our executive compensation.

How does our Board of Trustees recommend that I vote on these proposals?

Our Board of Trustees, or the Board, recommends that you vote “FOR” the election of each of the nominees as Trustees identified in this Proxy Statement, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and “FOR” the approval, by non-binding vote, of our executive compensation.

Who can attend the Meeting?

Our Board has set March 28, 2016 as the record date for the Meeting. If you were a shareholder of record as of the close of business on the record date, you are entitled to attend the Meeting, although seating is limited. If you plan to attend, please check the appropriate box on your proxy card and return it as directed on the proxy card.

If you hold your common shares through a brokerage firm or bank and you would like to attend, please either (1) write us at Investor Relations, PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361, (2) email us at investorrelations@pnmac.com, or (3) bring to the Meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker).

In addition, you must bring valid, government-issued photo identification, such as a driver’s license or a passport. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the Meeting. Anyone who refuses to comply with these requirements will not be admitted.

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Who is entitled to vote at the Meeting?

If you were a shareholder of record as of the close of business on the record date, you are entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the record date, 69,249,015 common shares were issued and outstanding. You are entitled to one vote on each proposal for each common share you held on the record date.

How many shares must be present to hold the Meeting?

The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the Meeting on any matter constitutes a quorum, which is required in order to hold the Meeting and conduct business. Since there were 69,249,015 eligible votes as of the record date, we will need at least 34,624,508 votes present in person or by proxy at the Meeting for a quorum to exist. If a quorum is not present at the Meeting, we expect that the Meeting will be adjourned to solicit additional proxies.

What shareholder approvals are required to approve the proposals?

Trustees will be elected by a plurality of the votes cast by the holders of our common shares voting in person or by proxy at the Meeting. Ratification of the appointment of our independent registered public accounting firm and approval, by non-binding vote, of our executive compensation will require the affirmative vote of a majority of the votes cast by the holders of our common shares voting in person or by proxy at the Meeting.

How will voting on any other business be conducted?

Other than the three proposals described in this Proxy Statement, we know of no other business to be considered at the Meeting. If any other matters are properly presented at the Meeting, your signed proxy card or Internet or telephonic voting instructions will authorize Stanford L. Kurland, our Chairman of the Board and Chief Executive Officer, and Jeffrey P. Grogin, our Secretary, to vote on those matters according to their best judgment.

How do I vote my shares as a shareholder of record?

If you were a shareholder of record as of the close of business on the record date, you may vote as instructed on the proxy card by using one of the following methods:

•	By Mail. If you received a printed copy of the proxy materials, please mark your selections on, and sign and date, the printed proxy card, and return the proxy card by mail in the postage-paid envelope provided.

•	By Internet. To vote by Internet, go to www.proxyvote.com and follow the instructions at that website. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time, May 24, 2016. If you vote by Internet, do not return your proxy card or voting instruction card. If you are a registered shareholder, you will need to have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.

•	By Telephone. To vote by telephone, registered shareholders should dial 800-690-6903 and follow the recorded instructions. Telephone voting is available 24 hours a day, although your vote by phone must be received by 11:59 p.m. Eastern Time, May 24, 2016. You will need the control number found either on the Notice or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card. If you are a registered shareholder, you will need to have your proxy card in hand when you call and then follow the instructions. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

•	In Person. If you attend the Meeting and plan to vote in person, you will be provided with a ballot at the Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Meeting. If your shares are held in “street name” and you wish to vote at the Meeting, you must request a legal proxy by following the instructions at www.proxyvote.com. Whether you are a shareholder of record or your shares are held in “street name,” you must bring valid, government-issued photo identification to gain admission to the Meeting.

If you vote prior to the Meeting, it will assure that your vote is counted. Even if you plan to attend the Meeting, we encourage you to vote in advance of the Meeting, so your vote will be counted if you later decide not to attend the Meeting. Whether you vote by mail, by Internet, by telephone or in person at the Meeting, the proxies identified will vote the shares as to which you are the shareholder of record in accordance with your instructions. If a printed proxy card is signed and returned and no instructions are marked, the shares will be voted as recommended by our Board in this Proxy Statement.

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What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If my broker holds my shares in “street name,” how do I vote my shares?

If you own your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Please follow the instructions provided on such voting instruction form.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the Board’s recommendations as follows:

•	FOR the election of two (2) Trustees, Scott W. Carnahan and Frank P. Willey, each for a term expiring at the 2019 annual meeting of shareholders;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	FOR the approval, by non-binding vote, of our executive compensation.

May I revoke my proxy and change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote before it is taken at the Meeting by (1) delivering a written notice of revocation to the attention of our Secretary at 3043 Townsgate Road, Westlake Village, California 91361, (2) delivering a duly executed proxy bearing a later date, or (3) attending the Meeting and voting in person. As noted above, if you own your shares through a brokerage account or in another nominee form, you cannot vote in person at the Meeting unless you obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

What does it mean if I receive more than one proxy card?

It means that your shares may be registered differently and in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and the proposal to approve, by non-binding vote, our executive compensation. An abstention is the voluntary act of not voting by a shareholder who is present at a meeting in person or by proxy and entitled to vote.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Meeting for the purpose of calculating the vote on the particular proposal with respect to which you abstained from voting or withheld authority to vote. However, because an abstention is not counted as a vote cast, if you abstain from voting on a proposal, your abstention will have no effect on the proposal in question.

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If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange, or the NYSE. Under NYSE rules, brokers that hold our common shares in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters, including the election of our Trustees and the approval, on a non-binding basis, of our executive compensation, without specific instructions from those customers. When a broker lacks authority to vote under these circumstances, this is referred to as a “broker non-vote.” Broker non-votes will be counted as present at the Meeting for the purpose of determining a quorum but will not be considered votes cast and, accordingly, will have no effect on any proposal to be considered at the Meeting.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will count the votes for shares held in “street name” and the votes of shareholders of record. Representatives of our Company will serve as the Inspector of Elections.

How will we solicit proxies for the Meeting?

We are soliciting proxies from our shareholders by mailing the Notice and providing internet access, at www.proxyvote.com, to our Notice of 2016 Annual Meeting of Shareholders, Proxy Statement, 2015 Annual Report to Shareholders, and proxy card or voting instruction form. In addition, some of our Trustees and officers may make additional solicitations by telephone or in person.

Who bears the cost of soliciting proxies?

We will pay the cost of the solicitation of proxies, including preparing and mailing the Notice. To the extent any of our Trustees or officers solicit proxies by telephone, facsimile transmission or other personal contact, such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of common shares will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith at customary and reasonable rates.

Can I access the Company’s proxy materials and Annual Report to Shareholders electronically?

This Proxy Statement and our 2015 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, or Fiscal 2015, are available at www.proxyvote.com and in the SEC Filings section of our Investor Relations website, www.pennymac-reit.com.

Will our external manager be present at the Meeting?

Officers of PNMAC Capital Management, LLC, our external manager, or our Manager, will be present at the Meeting.

When are shareholder proposals due for the 2017 Annual Meeting of Shareholders?

No shareholder proposals were received by us to be presented at the Meeting. We intend to hold next year’s annual meeting of shareholders on approximately the same date as the Meeting. Accordingly, if you are submitting a proposal for possible inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, we must receive the proposal no later than December 8, 2016. If you are submitting a proposal for possible inclusion in next year’s proxy statement other than pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal no earlier than November 8, 2016 and no later than December 8, 2016.

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this Proxy Statement or the proxy card, you should contact:

PennyMac Mortgage Investment Trust
Attention: Investor Relations
3043 Townsgate Road
Westlake Village, California 91361
Phone: (818) 224-7028
Email: investorrelations@pnmac.com

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OUR TRUSTEES

We have three classes of Trustees. If our Class I Trustees are elected at this year’s Meeting, they will serve until our annual meeting of shareholders in 2019 and their successors have been duly elected and qualified. Our Class II Trustees will serve until our annual meeting of shareholders in 2017 and their successors have been duly elected and qualified. Our Class III Trustees will serve until our annual meeting of shareholders in 2018 and their successors have been duly elected and qualified.

The following paragraphs provide the name and age (as of April 7, 2016) of each Trustee, as well as each Trustee’s business experience over the last five years or more. Immediately following the description of each Trustee’s business experience is a description of the particular experience, skills and qualifications that were instrumental in the Nominating and Governance Committee’s determination that the Trustee should serve on our Board.

Name	Age	Position
Stanford L. Kurland	63	Trustee, Chairman of the Board
David A. Spector	53	Trustee
Scott W. Carnahan	62	Trustee
Preston DuFauchard	59	Trustee
Randall D. Hadley	72	Independent Lead Trustee
Clay A. Halvorsen	56	Trustee
Nancy McAllister	56	Trustee
Stacey D. Stewart	52	Trustee
Frank P. Willey	62	Trustee

Trustee Nominees

Class I Trustees – Term to Expire in 2019

Scott W. Carnahan. Mr. Carnahan, age 62, has been a member of our Board since August 2009. Mr. Carnahan has served as senior managing director at FTI Consulting, Inc., a global business advisory firm, since May 2014. Prior thereto, Mr. Carnahan had provided financial and accounting consulting services to various financial institutions since April 2007. From 1992 to 1998 and from 2000 to March 2007, Mr. Carnahan was an audit and consulting partner at the professional services firm of KPMG LLP. Mr. Carnahan holds a BA and an MBA from the University of California, Irvine and is a CPA. We believe Mr. Carnahan is qualified to serve on our Board because he has both accounting and financial expertise, due to his experience at KPMG LLP, as well as a fundamental understanding of the mortgage lending business.

Frank P. Willey. Mr. Willey, age 62, has been a member of our Board since August 2009. Since February 2009, Mr. Willey has been a non-equity partner at the law firm of Hennelly & Grossfeld LLP. From 1984 to January 2009, Mr. Willey held a variety of executive positions, including president and general counsel, at Fidelity National Financial, Inc., or Fidelity, a provider of title insurance, specialty insurance, claims management services and information services. Mr. Willey currently serves as a director of Fidelity, where he is vice chairman, and Winter Sports, Inc., a ski resort operator. Mr. Willey holds a BS from LeMoyne College and a JD from Albany Law School. We believe Mr. Willey is qualified to serve on our Board because he is an experienced executive and director with a strong business and legal background in the financial services industry.

Continuing Trustees

Class II Trustees – Term to Expire in 2017

Preston DuFauchard. Mr. DuFauchard, age 59, has been a member of our Board since November 2012. Mr. DuFauchard is currently retired. From 2006 through December 2011, Mr. DuFauchard served as the commissioner of the California Department of Corporations. From 1997 to 2006, Mr. DuFauchard was employed at Bank of America Corporation, a diversified financial services firm, where he held the title of assistant general counsel. Mr. DuFauchard holds a BA from Stanford University and a JD from the University of California, Berkeley, Boalt School of Law. We believe Mr. DuFauchard is qualified to serve on our Board because of his strong business experience and leadership as the chief executive officer of a state agency, his extensive legal and regulatory background, and his understanding of the mortgage banking business.

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Nancy McAllister. Ms. McAllister, age 56, has been a member of our Board since November 2012. Ms. McAllister has served as a senior advisor of Star Mountain Capital, LLC and Star Mountain Stimulus Fund, L.P., private equity firms that invest in small and medium size businesses, since April 2013. From November 2008 through May 2011, Ms. McAllister served as a managing director in the financial institutions group of Credit Suisse Securities (USA) LLC, a diversified financial services firm. From 1991 to September 2008, Ms. McAllister was employed by Lehman Brothers, Inc., where she held a variety of executive positions, including managing director and co-head of the depository institutions and debt capital markets groups. Ms. McAllister has served on the board of directors of People’s United Financial, Inc., a diversified financial services company, since September 2013. Ms. McAllister holds a BA from the University of Virginia. We believe Ms. McAllister is qualified to serve on our Board because she is a seasoned business executive with deep knowledge of the capital markets and significant experience in financial services, including investment banking.

Stacey D. Stewart. Ms. Stewart, age 52, has been a member of our Board since August 2009. Since June 2009, Ms. Stewart has served in a variety of executive positions, including president of United States operations and executive vice president for Community Impact Leadership and Learning, at United Way Worldwide, the world’s largest charitable organization. From February 2007 to April 2009, Ms. Stewart was a senior vice president of Fannie Mae, a government-sponsored enterprise that supports liquidity and stability in the secondary mortgage market. Ms. Stewart holds an AB from Georgetown University and an MBA from the University of Michigan. We believe Ms. Stewart is qualified to serve on our Board because of her strong experience in the mortgage sector and proven leadership of charitable organizations, the primary focus of which is housing and homeownership within underprivileged communities.

Class III Trustees – Term to Expire in 2018

Randall D. Hadley. Mr. Hadley, age 72, has been a member of our Board since August 2009. Mr. Hadley is also our Independent Lead Trustee. Mr. Hadley was a CPA and partner of Grant Thornton LLP, an accounting firm, including nine years as regional director of professional standards, before retiring in July 2003. He advised both public and private entities while at Grant Thornton LLP and provided various consulting services to the accounting firm following his retirement through July 2011. Mr. Hadley holds a BS from Wright State University. We believe Mr. Hadley is qualified to serve on our Board because he is a financial and accounting expert with over 35 years of wide-ranging accounting and auditing experience, including extensive experience in mortgage banking.

Clay A. Halvorsen. Mr. Halvorsen, age 56, has been a member of our Board since August 2009. Mr. Halvorsen is currently senior vice president and general counsel of The Irvine Company, a diversified real estate firm, where he has served since February 2010, and he also holds the position of general counsel at Irvine Community Development Company, a residential real estate developer. From 1998 until February 2009, Mr. Halvorsen was the executive vice president, general counsel and secretary of Standard Pacific Corp., a NYSE listed homebuilding company. Mr. Halvorsen holds a BA from California State University, Northridge and a JD from the University of Southern California. We believe Mr. Halvorsen is qualified to serve on our Board because he is a longtime legal executive in the real estate, homebuilding and mortgage businesses with considerable experience advising publicly-traded institutions.

Stanford L. Kurland. Mr. Kurland, age 62, has been a member of our Board since our formation in May 2009 and has served as Chairman of the Board since May 2009. Mr. Kurland is also our Chief Executive Officer. He also has been the Chairman of the Board and Chief Executive Officer of PennyMac Financial Services, Inc., or PFSI, since February 2013 and the Chief Executive Officer of Private National Mortgage Acceptance Company, LLC, or PNMAC, since May 2013, and, prior thereto, served as Chairman of the Board and Chief Executive Officer since founding the company in January 2008. Prior to the formation of PNMAC, Mr. Kurland served as a director and, from January 1979 to September 2006, held several executive positions, including president, chief financial officer and chief operating officer, at Countrywide Financial Corporation, or Countrywide, a diversified financial services company. Mr. Kurland holds a BS from California State University, Northridge. We believe Mr. Kurland is qualified to serve on our Board because of his experience as our Chief Executive Officer and as an accomplished financial services executive with more than 35 years of experience in the mortgage banking arena.

David A. Spector. Mr. Spector, age 53, has been a member of our Board since our formation in May 2009. Mr. Spector is also our President and Chief Operating Officer. He also has been the President and Chief Operating Officer of PFSI since February 2013 and the President and Chief Operating Officer of PNMAC since March 2015. Mr. Spector was President and Chief Investment Officer of PNMAC from January 2008 to March 2015. Prior to joining PNMAC, Mr. Spector was co-head of global residential mortgages for Morgan Stanley, a global financial services firm, based in London. Before joining Morgan Stanley in September 2006, Mr. Spector was the senior managing director, secondary marketing, at Countrywide, where he was employed from May 1990 to August 2006. Mr. Spector holds a BA from the University of California, Los Angeles. We believe Mr. Spector is qualified to serve on our Board because of his experience as our President and Chief Operating Officer and as an experienced executive with broad mortgage banking expertise in portfolio investments, interest rate and credit risk management, and capital markets activity that includes pricing, trading and hedging.

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CORPORATE GOVERNANCE, TRUSTEE INDEPENDENCE,
BOARD MEETINGS AND COMMITTEES

Corporate Governance

We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices. We have adopted a number of written policies, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and charters for our Audit and Compliance Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee, and Related Party Matters Committee. These documents are available in the Corporate Governance section of our website, www.pennymac-reit.com, and copies will be provided free of charge to any shareholder who sends a written request to Investor Relations, PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361.

Independence of Our Trustees

The NYSE rules require that at least a majority of our Trustees be independent of our Company and management. The rules also require that our Board affirmatively determine that there are no material relationships between a Trustee and us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) before such Trustee can be deemed independent. We have adopted independence standards consistent with NYSE rules and the rules of the Securities and Exchange Commission, or the SEC. Our Board has reviewed both direct and indirect transactions and relationships that each of our Trustees has or had with us and our management.

As a result of this review, our Board, based upon the fact that certain of our non-management Trustees do not have any material relationships with us other than as Trustees and holders of our common shares, affirmatively determined that seven of our Trustees are independent Trustees under NYSE rules. Our independent Trustees are Messrs. Carnahan, DuFauchard, Hadley, Halvorsen and Willey and Mmes. McAllister and Stewart.

Board of Trustees Leadership Structure and Independent Lead Trustee

The positions of Chairman of the Board and Chief Executive Officer are currently held by Mr. Kurland, and we have determined not to separate the positions at this time. This determination is based, in part, on our belief that independent Trustees and management have different perspectives and roles in strategy development. Our independent Trustees bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. We believe our Chief Executive Officer is thus better situated to serve as Chairman of the Board because he is able to utilize the in-depth focus and perspective gained in running our Company to effectively and efficiently lead our Board. As the Trustee most familiar with our business and industry, he is most capable of identifying new initiatives and businesses, strategic priorities and other critical and/or topical agenda items for discussion by our Board and then leading the discussion to ensure our Board’s proper oversight of these issues. Our Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board, all of which are essential to effective governance.

This determination is also based on what we consider to be a strong governance structure already in place, including the appointment of an influential Independent Lead Trustee with a strong voice. The Independent Lead Trustee works with our Chairman of the Board and other Trustees to provide informed, independent oversight of our management and affairs. Among other things, the Independent Lead Trustee reviews and provides input on Board meeting agendas and materials, coordinates with committee chairs to ensure the committees are fulfilling the responsibilities set forth in their respective charters, serves as the principal liaison between our Chairman of the Board and the independent Trustees, and chairs an executive session of the independent Trustees at each regularly scheduled Board meeting. Our Board has appointed Mr. Hadley as Independent Lead Trustee for a three (3) year term that expires in February 2017. Each of our Board committees is comprised of independent Trustees.

Together, our Chairman of the Board and the Independent Lead Trustee provide leadership to and work with our Board to define its structure and activities in the fulfillment of its responsibilities.

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The Role of the Board in Risk Oversight

Our Board and each of its committees have an active role in overseeing our risk management process, while supporting organizational objectives, improving long-term organizational performance and creating shareholder value. A fundamental part of risk management oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of the full Board in our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for our Company. While our Board has the ultimate oversight responsibility for the risk management process, particularly with respect to credit risk, interest rate risk, market risk, operational risk and other risks specific to the mortgage and real estate investment trust, or REIT, sectors, the committees of our Board also share responsibility for overseeing risk management. For example, the Audit and Compliance Committee focuses on compliance, financial and accounting risk, including internal controls, and receives an annual risk assessment report from our internal auditors. The Finance Committee focuses on risks relating to our Company’s liquidity and capital resources. The Nominating and Corporate Governance Committee focuses on risks associated with proper board governance, including the independence of our Trustees and the assessment of the performance and effectiveness of each member and Committee of our Board. The Related Party Matters Committee focuses on risks arising out of potential conflicts of interest between our Company and our Manager and PennyMac Loan Services, LLC, or our Servicer. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about the nature of all such risks.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all of our officers and Trustees, as well as to the employees, officers and directors of our Manager and our Servicer when such individuals are acting for or on our behalf.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines which, in conjunction with the charters and key practices of the committees of our Board, provide the framework for the governance of our Company.

Corporate Sustainability

We strive to encourage and support principles of corporate sustainability in our operations, thereby promoting the long-term success of our organization for the benefit of our shareholders and customers and improving the environment in which we live. Although we have not yet established a formal corporate sustainability program, we hold ourselves and our Manager accountable for managing our social, environmental, and economic impact through a number of initiatives. Our Manager seeks to operate its buildings in an environmentally sustainable manner by investing in sustainable products and services and focusing on energy efficiency and conservative water consumption practices. Our Manager also seeks to recruit, develop and promote an exceptional workforce that represents diverse backgrounds and varied experiences and it has partnered with a third party to establish a comprehensive, fully integrated wellness program. We believe that every small effort is a step in the right direction, and we are confident that our and our Manager’s corporate sustainability initiatives have made and will continue to make a positive impact both in and beyond our business.

Committee Charters

Our Audit and Compliance Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee, and Related Party Matters Committee have also adopted written charters that govern their conduct.

Committees of the Board of Trustees

Audit and Compliance Committee

Our Board has established an Audit and Compliance Committee, formerly known as the Audit Committee, which is comprised of three independent Trustees, Messrs. Carnahan, DuFauchard and Hadley. Mr. Hadley chairs the Audit and Compliance Committee, and he and Mr. Carnahan each serve as an “audit committee financial expert,” as that term is defined by the SEC. Each of the members of the Audit and Compliance Committee is “financially literate” under the rules of the NYSE. The Audit and Compliance Committee assists our Board in overseeing:

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•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our internal control function;

•	our compliance with related legal and regulatory requirements;

•	the effectiveness of our compliance program;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and our internal auditors.

The Audit and Compliance Committee is also responsible for the engagement, retention and compensation of our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, considering the range of audit and permissible non-audit fees, and reviewing the adequacy of our internal accounting controls.

Our Board has determined that all of the Trustees serving on the Audit and Compliance Committee are independent under the applicable rules of the NYSE and SEC. The activities of the Audit and Compliance Committee are described in greater detail below under the caption “Report of the Audit and Compliance Committee.”

Compensation Committee

Our Board has established a Compensation Committee, which is comprised of three independent Trustees, Mmes. McAllister and Stewart and Mr. Willey. Mr. Willey chairs the Compensation Committee, the principal functions of which are to:

•	evaluate the performance of our Chief Executive Officer and other executive officers;

•	adopt and administer the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team;

•	recommend to the Board the compensation for our independent Trustees; and

•	administer the issuance of any securities under the PennyMac Mortgage Investment Trust 2009 Equity Incentive Plan, or the 2009 Equity Incentive Plan.

Our Board has determined that all of the Trustees serving on the Compensation Committee are independent under the applicable rules of the NYSE and SEC. For additional information on the Compensation Committee, please see the section below entitled “Report of the Compensation Committee.”

Finance Committee

Our Board has established a Finance Committee, which is comprised of Messrs. DuFauchard and Carnahan and Ms. McAllister. Ms. McAllister chairs the Finance Committee, the principal function of which is to oversee the financial objectives, policies, procedures and activities of our Company, including a review of our capital structure, sources of funds, liquidity and financial position. In connection with these responsibilities of the Finance Committee, its principal functions are to:

•	review our capital structure, liquidity, capital adequacy and reserves;

•	review and assess our capital raising initiatives;

•	monitor our liquidity management;

•	review our short- and long-term investment strategy, investment policies and the performance of our investments;

•	monitor our capital budget; and

•	review our policies and procedures on derivatives transactions.

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Nominating and Corporate Governance Committee

Our Board has established a Nominating and Corporate Governance Committee, which is comprised of three independent Trustees, Messrs. Halvorsen and Willey and Ms. Stewart. Ms. Stewart chairs the Nominating and Corporate Governance Committee, which is responsible for seeking, considering and recommending to the full Board qualified candidates for election as Trustees and then recommending nominees for election as Trustees at the annual meeting of shareholders. It also periodically prepares and submits to our Board for adoption the Nominating and Corporate Governance Committee’s selection criteria for Trustee nominees. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance, and annually recommends to our Board nominees for each of its committees. In addition, the Nominating and Corporate Governance Committee is responsible for annually facilitating the assessment of the performance of the individual committees and our Board as a whole and reporting thereon to our Board.

The Nominating and Corporate Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to our Board. The Nominating and Corporate Governance Committee periodically reviews with our Board the appropriate skills and characteristics required of Board members in the context of the current composition of our Board. Final approval of Trustee candidates is determined by the full Board, and invitations to join our Board are extended by our Chairman of the Board on behalf of the entire Board.

The Nominating and Corporate Governance Committee, in accordance with our Corporate Governance Guidelines, seeks to create a board that is strong in its collective knowledge and has skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk management, corporate governance, and knowledge of the mortgage and REIT sectors and the global markets. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. We do not have a formal policy with respect to diversity; however, our Board and Nominating and Corporate Governance Committee believe that it is essential that our Trustees represent diverse viewpoints and backgrounds. In considering candidates for our Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and in light of the needs of our Board and our Company at that time, given the then current mix of Trustee attributes. The Nominating and Corporate Governance Committee also considers a candidate’s accessibility and availability to serve effectively on our Board, and it conducts inquiries into the background and qualifications of potential candidates. With respect to the nomination of continuing Trustees for re-election, the individual’s past contributions to our Board are also considered.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for Trustee. The Nominating and Corporate Governance Committee assesses the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that a vacancy is anticipated, or otherwise arises, the Nominating and Corporate Governance Committee considers whether to fill any such vacancy and, if so, identifies various potential candidates for Trustee. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms or other persons. The Nominating and Corporate Governance Committee will also consider recommendations for nominees properly submitted by our shareholders. These recommendations should be submitted in writing to our Secretary at our principal executive offices located at 3043 Townsgate Road, Westlake Village, California 91361. If any materials are provided by a shareholder in connection with a recommendation for a Trustee nominee, such materials are forwarded to the Nominating and Corporate Governance Committee. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Corporate Governance Committee at its next regularly scheduled or special meeting.

Our Board has determined that all of the Trustees serving on the Nominating and Corporate Governance Committee are independent under the applicable rules of the NYSE and SEC.

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Related Party Matters Committee

Our Board has established a Related Party Matters Committee, which is comprised of Messrs. Carnahan, Hadley, Halvorsen and Willey. Mr. Carnahan chairs the Related Party Matters Committee, the principal function of which is to review and approve certain transactions, and resolve other potential conflicts of interest, between our Company and any of our subsidiaries, on the one hand, and our Manager, Servicer and their affiliates, on the other hand. Among other matters, the Related Party Matters Committee reviews and approves our material agreements with our Manager and Servicer, including our management agreement, servicing agreement, mortgage banking and warehouse services agreement, MSR recapture agreement, master spread acquisition and MSR servicing agreements, reimbursement agreement, and any amendments of or extensions to such agreements. During 2013, the Related Party Matters Committee engaged Mr. Joseph Sturtevant as its outside independent consultant. In such role, Mr. Sturtevant provides the Related Party Matters Committee with financial consulting relating to, and monitoring and analysis of, our various fee arrangements and related party transactions with PNMAC and its subsidiaries.

Our Board has determined that all of the Trustees serving on the Related Party Matters Committee are independent under the applicable rules of the NYSE and SEC.

Ad Hoc Committees

In addition to the standing committees described above, our Board may also establish ad hoc committees for limited periods of time in order to address particular matters.

Communications with our Board of Trustees

Our shareholders and other interested persons may communicate their concerns by sending written communications to the Board, committees of the Board and individual Trustees (including our Independent Lead Trustee or the independent/non-management Trustees as a group) by mailing those communications to:

Specified Addressee
c/o PennyMac Mortgage Investment Trust
3043 Townsgate Road
Westlake Village, California 91361
Email: investorrelations@pnmac.com
Attention: Investor Relations

These communications are sent by us directly to the specified addressee.

Attendance by Members of our Board of Trustees at the 2015 Annual Meeting of Shareholders

We expect each member of the Board to attend our annual meetings of shareholders except for absences due to causes beyond the reasonable control of the Trustee. All current members of our Board attended the 2015 annual meeting of shareholders.

Board of Trustees and Committee Meetings

During Fiscal 2015, our Board held nine meetings. During such period, the Audit and Compliance Committee held eight meetings, the Compensation Committee held four meetings, the Finance Committee held four meetings, the Nominating and Corporate Governance Committee held four meetings, and the Related Party Matters Committee held four meetings. All Trustees are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members. Each Trustee attended at least 75% of the aggregate number of meetings held in Fiscal 2015 by our Board and each committee on which such Trustee served.

Meetings of Non-Management and Independent Trustees

Our Corporate Governance Guidelines require that our Board hold at least four regularly scheduled meetings each year and that our independent Trustees meet in executive session without management on a regularly scheduled basis. These meetings, which are designed to promote unfettered discussions among our independent Trustees, are presided over by the Independent Lead Trustee, Mr. Hadley. During Fiscal 2015, our non-management Trustees, all of whom are independent, held six meetings in executive session.

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OUR EXECUTIVE OFFICERS

The following sets forth certain information with respect to our executive officers:

Name	Age	Position Held with the Company
Stanford L. Kurland	63	Trustee, Chairman of the Board and Chief Executive Officer
David A. Spector	53	Trustee, Executive Managing Director, President and Chief Operating Officer
Steve Bailey	54	Senior Managing Director and Chief Mortgage Operations Officer
Andrew S. Chang	38	Senior Managing Director and Chief Business Development Officer
Vandad Fartaj	41	Senior Managing Director and Chief Investment Officer
Jeffrey P. Grogin	55	Senior Managing Director, Chief Administrative and Legal Officer and Secretary
Doug Jones	59	Senior Managing Director and Chief Institutional Mortgage Banking Officer
Anne D. McCallion	61	Senior Managing Director and Chief Financial Officer
Daniel S. Perotti	35	Senior Managing Director and Chief Asset and Liability Management Officer
David M. Walker	60	Senior Managing Director and Chief Risk Officer

Biographical information for Messrs. Kurland and Spector is provided above under the caption “Our Trustees.” Certain biographical information for the other executive officers is set forth below.

Steve Bailey. Mr. Bailey has been our Chief Mortgage Operations Officer since February 2016. Mr. Bailey served as our chief operations officer from February 2015 to February 2016, as our chief mortgage operations officer from May 2013 to February 2015 and, prior thereto, as our chief servicing officer from February 2012 to May 2013. Mr. Bailey also has served as the chief operations officer of PNMAC from March 2015 to February 2016, as the chief mortgage operations officer of PNMAC from November 2013 to March 2015, and, prior thereto, served as the chief servicing officer of PNMAC since March 2011. Mr. Bailey is responsible for overseeing the servicing of our portfolio of mortgage loans and real estate acquired upon settlement of loans, including the implementation of the methods and programs directed at improving the value of acquired loans, as well as setting and managing performance goals for all aspects of the servicing and loan administration functions. Prior to joining PNMAC, Mr. Bailey served in a variety of executive and leadership positions within Countrywide (and Bank of America Corporation, as its successor) from May 1985 until February 2010. Mr. Bailey is a seasoned mortgage executive with deep experience in loan servicing and administration.

Andrew S. Chang. Mr. Chang has been our Chief Business Development Officer since our formation in May 2009. Mr. Chang also has served as Chief Business Development Officer of PNMAC since May 2008. Mr. Chang is responsible for our corporate development, portfolio acquisitions and investor relations, including communications with shareholders and the government-sponsored entities and other mortgage agencies. Prior to joining PNMAC, from June 2005 to May 2008, Mr. Chang was a director at BlackRock, Inc., a global investment management firm, and a senior member in its advisory services practice, specializing in financial strategy and risk management for banks and mortgage companies. Mr. Chang is an experienced financial services executive with substantial experience in corporate finance and mortgage banking.

Vandad Fartaj. Mr. Fartaj has been our Chief Investment Officer since March 2010. Mr. Fartaj also has served as the Chief Capital Markets Officer of PNMAC since March 2010 and, prior thereto, as managing director, capital markets at PNMAC from April 2008 to March 2010. Mr. Fartaj is responsible for all capital markets and investment-related activities, including asset valuation, trading, hedging, secondary marketing, and risk management. Prior to joining PNMAC, he was employed in a variety of positions, including vice president, whole loan trading, at Countrywide Securities Corporation, a broker-dealer, where he was employed from November 1999 to April 2008. Mr. Fartaj has substantial experience with respect to capital markets, mortgage-related investments, and interest rate risk and credit risk management.

Jeffrey P. Grogin. Mr. Grogin has been our Chief Administrative and Legal Officer, and Secretary since February 2012, and he previously served as our chief legal officer and secretary from the time of our formation in May 2009 to February 2012. Mr. Grogin also has served as the Chief Administrative and Legal Officer, and Assistant Secretary of PNMAC since March 2015 and, prior thereto, as the chief administrative and legal officer, and secretary of PNMAC from September 2011 to March 2015, and as chief legal officer and secretary from January 2008 to September 2011. Mr. Grogin is responsible for overseeing our legal management and affairs, administration and human resources. Mr. Grogin is an owner of Snood, LLC, a computer games publisher, where he has served as president since 1999. Mr. Grogin has significant experience in real estate, mergers and acquisitions, securities, and mortgage banking law.

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Doug Jones. Mr. Jones has been our Chief Institutional Mortgage Banking Officer since February 2015, and prior thereto, served as our chief correspondent lending officer from August 2011 to February 2015. Mr. Jones also has served as the Chief Institutional Mortgage Banking Officer of PNMAC since March 2015 and, prior thereto, the chief correspondent lending officer of PNMAC from March 2012 to February 2015. Mr. Jones is responsible for all business activities and production within our correspondent production business. Prior to joining PNMAC, Mr. Jones worked in several executive positions, including senior managing director, correspondent lending, at Countrywide (and Bank of America Corporation, as its successor) from 1997 until 2011, where he was responsible for managing and overseeing Countrywide’s correspondent and warehouse lending operations. Mr. Jones is an experienced mortgage banking executive with significant experience in the correspondent production and warehouse lending businesses.

Anne D. McCallion. Ms. McCallion has been our Chief Financial Officer since our formation in May 2009 and also has been the Chief Financial Officer of PNMAC since May 2009. Ms. McCallion is responsible for overseeing our financial management, reporting and controls, and tax management. Prior to joining PNMAC, Ms. McCallion was employed by Countrywide (and Bank of America Corporation, as its successor), where she worked in a variety of executive positions, including deputy chief financial officer and senior managing director, finance, from 1991 to 2008. From January 2009 to March 2009, Ms. McCallion was an independent financial consultant. Ms. McCallion is a seasoned finance and accounting executive with considerable experience in the financial services industry and, more specifically, the mortgage banking sector.

Daniel S. Perotti. Mr. Perotti has been our Chief Asset and Liability Management Officer since November 2013 and holds the same title at PNMAC, where he has served since October 2013. Prior thereto, Mr. Perotti served as managing director of financial analysis and valuation of PNMAC from July 2010 to October 2013. Mr. Perotti is responsible for oversight of balance sheets, analysis of realized and projected financial performance, and valuation of investment assets for us and certain affiliates. Prior to joining PNMAC in June 2008, Mr. Perotti was a vice president at BlackRock, Inc. and served as the head of the quantitative research team within its BlackRock Solutions business. Mr. Perotti has substantial experience in asset and liability management, financial analysis and valuation of assets.

David M. Walker. Mr. Walker has been our Chief Risk Officer since July 2015 and, prior thereto, served as our chief credit and enterprise risk officer from May 2013 to July 2015 and as our chief credit officer from the time of our formation in May 2009 to May 2013. Mr. Walker has also served as the Chief Risk Officer of PNMAC since July 2015 and, prior thereto, served as its chief credit and enterprise risk officer from November 2013 to July 2015, as its chief operating officer and chief credit officer from September 2011 to November 2013 and as its chief credit officer from the time of its formation in January 2008 to September 2011. Mr. Walker is responsible for enterprise risk management, credit risk management, mortgage compliance management, strategic planning and internal audit. From June 2002 to April 2007, Mr. Walker served in a variety of executive positions at Countrywide Bank, N.A., including chief credit officer and chief lending officer. From October 1992 to June 2002, Mr. Walker served in a variety of executive positions at Countrywide, including executive vice president of secondary marketing and managing director and chief credit officer. Mr. Walker is a seasoned financial services executive with significant experience in credit risk management.

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SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of the record date relating to the beneficial ownership of our common shares by (i) each of our named executive officers, Trustees and Trustee nominees, and (ii) all of our executive officers and Trustees as a group. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power.

	Total Shares Beneficially Owned (1)
Trustees and Named Executive Officers	Number		Percentage
Stanford L. Kurland	613,476	(2)(3)	*
David A. Spector	179,743		*
Scott W. Carnahan	35,607		*
Preston DuFauchard	7,626		*
Randall D. Hadley	15,417	(4)	*
Clay A. Halvorsen	13,417		*
Nancy McAllister	11,033		*
Stacey D. Stewart	9,669		*
Frank P. Willey	53,417		*
Anne D. McCallion	83,572		*
Steve Bailey	7,000		*
Andrew S. Chang	45,712		*
Vandad Fartaj	50,189		*
Jeffrey P. Grogin	30,725		*
Doug Jones	26,753		*
Daniel S. Perotti	19,019		*
David M. Walker	44,264		*
All Trustees, Trustee nominees and executive officers as a group (17 persons)	1,246,639		1.80%

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*	Represents less than 1.0% of the common shares outstanding as of the record date.

(1)	Based on 69,249,015 common shares outstanding as of the record date on a fully diluted basis. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. None of the shares has been pledged as security.

(2)	Includes 157,290 common shares owned by the Kurland Revocable Trust.

(3)	Includes 6,000 common shares owned by the Kurland Family Foundation, as to which Mr. Kurland disclaims any beneficial interest.

(4)	Includes 8,000 common shares owned by the Randall and Maureen Hadley Family 2001 Trust.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information relating to the beneficial ownership of our common shares by each person or entity known to our Company to be the beneficial owner of more than five percent of our common shares, based on our review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G as of the record date.

Name and Address of Beneficial Owner	Number of Shares Owned	Percentage of Class (1)
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10022	4,935,934	7.13%
The Vanguard Group, Inc. (3) 100 Vanguard Blvd. Malvern, Pennsylvania 19335	4,869,044	7.03%

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(1)	The “Percentage of Class” reported in this column has been calculated based upon 69,249,015 common shares outstanding as of the record date, and may differ from the “Percentage of Class” reported in statements of beneficial ownership filed with the SEC.

(2)	As reported in an Amendment No. 4 to Schedule 13G filed with the SEC on February 10, 2016 by BlackRock, Inc. In the Schedule 13G Amendment, BlackRock, Inc. disclosed that it had the sole voting power over 4,813,824 common shares and sole dispositive power over 4,935,934 common shares as of December 31, 2015.

(3)	As reported in an Amendment No. 2 to Schedule 13G filed with the SEC on February 11, 2016 by The Vanguard Group, Inc., or Vanguard. In the Schedule 13G Amendment, Vanguard disclosed that it had the sole voting power over 93,932 common shares, shared voting power over 5,800 common shares, sole dispositive power over 4,773,012 common shares and shared dispositive power over 96,032 common shares as of December 31, 2015.

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COMPENSATION OF TRUSTEES

Non-Management Trustee Compensation

The following table summarizes the annual retainer fees paid to our non-management Trustees during Fiscal 2015:

Base Annual Retainer, all non-management Trustees	$65,000
Base Annual Retainer, Independent Lead Trustee	$20,000
Base Annual Retainer, all non-management committee members:
Audit and Compliance Committee	$7,750
Compensation Committee	$7,750
Nominating and Governance Committee	$5,750
Related Party Matters Committee	$5,750
Finance Committee	$7,750
Additional Annual Retainer, all committee chairs:
Audit and Compliance Committee	$10,750
Compensation Committee	$10,750
Nominating and Governance Committee	$7,750
Related Party Matters Committee	$7,750
Finance Committee	$10,750

In addition to the standing committees described above, we also paid a retainer at the annual rate of $10,750 to the chair of the Demand Evaluation Committee and a retainer at the annual rate of $7,750 to all members of the Demand Evaluation Committee. The purpose of the Demand Evaluation Committee was to review and evaluate requests for information, inspection and other demands, and any allegations or claims that may have arisen in connection with shareholder letters received from time to time, and to also make findings and recommendations to the Board regarding its proposed responses to such letters. Effective March 23, 2015, the Demand Evaluation Committee was disbanded.

Our Trustees also are eligible to receive certain types of equity-based awards under our 2009 Equity Incentive Plan. During Fiscal 2015, each of Messrs. Carnahan, DuFauchard, Hadley, Halvorsen and Willey and Mmes. McAllister and Stewart received a grant of 7,125 restricted share units, or RSUs, which vest in three (3) equal annual installments beginning on the one (1) year anniversary of the date of the grant, February 23, 2015, and entitle the recipient thereof to receive dividend equivalents during the vesting period.

Our 2009 Equity Incentive Plan also provides that any independent Trustee newly elected or appointed to our Board will receive a one-time grant of 2,250 RSUs on the date of election or appointment, which shares will vest in full on the one-year anniversary of the date of grant. Such RSUs do not entitle the recipient thereof to receive dividend equivalents during the vesting period. Further, all members of our Board will be reimbursed for their reasonable out of pocket costs and expenses in attending all meetings of our Board and its committees and certain other Company-related functions.

Policy Regarding Receipt of Shares in Lieu of Cash Trustee Fees. During 2014, the Board adopted a policy whereby non-management Trustee fees may be paid in cash or common shares at the election of each non-management Trustee. The number of common shares delivered in lieu of any cash payment of Trustee fees shall be equivalent in value to the amount of forgone Trustee fees divided by the fair market value (as defined in our 2009 Equity Incentive Plan) of a common share on the day on which the Trustee fees otherwise would have been paid in cash to the Trustee, rounded down to the nearest whole share.

Change In Control. Prior to vesting, an RSU is generally subject to forfeiture upon termination of service to us. Upon a change in control (as defined in our 2009 Equity Incentive Plan) or upon termination of our management agreement other than for cause (as defined in our management agreement), any RSU held by non-management trustees not previously vested shall become fully vested and will be settled in our common shares. The term of our management agreement expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

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Non-Management Trustee Share Ownership Guidelines. Non-management Trustees are subject to share ownership guidelines whereby each such Trustee is expected to hold common shares with a market value equal to $175,000. Non-management trustees are expected to meet the ownership guidelines within five years from the date of appointment or election to Board. Each non-management Trustee who has been a member of our Board for five years or more is in compliance with the Company’s share ownership guidelines. The Compensation Committee will annually review each Trustee’s progress towards meeting the share ownership guidelines.

2015 Trustee Compensation Table

The table below summarizes the compensation earned by each non-management Trustee who served on our Board for Fiscal 2015.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Scott W. Carnahan	94,000	87,000	181,000
Preston DuFauchard	84,714	87,000	171,714
Randall D. Hadley	109,250	87,000	196,250
Clay A. Halvorsen	76,500	87,000	163,500
Nancy McAllister	93,015	87,000	180,015
Stacey D. Stewart	88,015	87,000	175,015
Frank P. Willey	95,000	87,000	182,000

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(1)	Mr. Kurland, our Chairman of the Board and Chief Executive Officer, and Mr. Spector, a Trustee and our Executive Managing Director, President and Chief Operating Officer, are not included in this table as they are officers of our Company and thus receive no additional compensation for their services as Trustees. Messrs. Kurland and Spector received compensation as officers of our Company for Fiscal 2015 as shown in the “2015 Summary Compensation Table.”

(2)	Reflects fees earned by the Trustee in Fiscal 2015, whether or not paid in such year.

(3)	Reflects the full grant date fair value, as determined in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or ASC 718, of RSUs granted to each of the independent Trustees on February 24, 2015. For more information on the assumptions used in our estimates of value, please refer to Note 29 – Share-Based Compensation Plans in our Annual Report on Form 10-K, filed on February 29, 2016. As of December 31, 2015, each of our Trustees held 8,056 RSUs.

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EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended that our Board of Trustees include the Compensation Discussion and Analysis in this Proxy Statement and our 2015 Annual Report on Form 10-K.

The Compensation Committee

Frank P. Willey, Chairman Nancy McAllister Stacey D. Stewart

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COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis provides a detailed description of our executive compensation programs and policies, the material compensation decisions made under such programs and policies with respect to our named executive officers, and the material factors that were considered in making those decisions. This discussion should be read together with the compensation tables and related disclosures set forth below. Our named executive officers for Fiscal 2015 were:

•	Stanford L. Kurland, Trustee, Chairman of the Board and Chief Executive Officer;
•	David A. Spector, Trustee, Executive Managing Director, President and Chief Operating Officer;
•	Anne D. McCallion, Senior Managing Director and Chief Financial Officer;
•	Steve Bailey, Senior Managing Director and Chief Mortgage Operations Officer;
•	Andrew S. Chang, Senior Managing Director and Chief Business Development Officer;
•	Vandad Fartaj, Senior Managing Director and Chief Investment Officer;
•	Jeffrey P. Grogin, Senior Managing Director , Chief Administrative and Legal Officer and Secretary;
•	Doug Jones, Senior Managing Director and Chief Institutional Mortgage Banking Officer;
•	Daniel S. Perotti, Senior Managing Director and Chief Asset and Liability Management Officer; and
•	David M. Walker, Senior Managing Director and Chief Risk Officer.

This compensation discussion and analysis is presented as follows:

•	Executive Summary
•	Executive Compensation Philosophy
•	Executive Compensation Decision Making Process
•	Elements of Our Executive Compensation Program
•	Compensation Decisions Made in Fiscal 2015
•	Share Ownership Guidelines

Executive Summary

Although our named executive officers are generally compensated by our Manager, we also provide them with compensation in the form of restricted share units, or RSUs, which we grant in our discretion under our 2009 Equity Incentive Plan. RSU awards granted to our named executive officers are designed to align their interests with those of our shareholders by providing each named executive officer with an ownership or ownership-based interest in our Company and a stake in our long-term success. Our RSU awards are also designed to further motivate our named executive officers to achieve high Company and individual performance and reward them for such performance through a long-term incentive structure that does not encourage excessive risk-taking. We also believe that directly compensating our named executive officers is appropriate given the risks and liability they undertake as named executive officers of a public company. Historically, the compensation for our named executive officers consisted solely of RSUs, which we believe have been appropriate for these purposes. In order to ensure that our executive compensation program remains generally consistent with market practices and focused on long-term performance, however, for Fiscal 2016, we modified the composition of the long-term equity awards to include performance-based restricted share units, or PSUs, that vest only upon the Company’s satisfaction of performance measures tied to return on equity. We believe that our executive compensation program objectives have resulted in decisions regarding executive compensation that have appropriately encouraged growth in our businesses and the achievement of financial goals without excessive risk-taking, thus benefiting our shareholders and generating long-term shareholder value.

Executive Compensation Philosophy

The overall objective of our executive compensation program is to align the interests of our named executive officers with those of our shareholders by providing them with an ownership or ownership-based interest in our Company and a stake in our long-term success. We believe that in order to achieve this objective, our compensation program must be competitive with executive compensation arrangements generally provided to similarly situated executive officers in our business markets, as well as at other companies in our industry where we compete for talent. Our executive compensation program is designed to:

•	Create a culture that rewards executives for high Company and individual performance;
•	Align the interests of our executives with those of our shareholders;
•	Facilitate our Manager’s and Servicer’s ability to attract, motivate and retain highly talented executive leaders who will be crucial to our long-term success and ultimate sustainability; and
•	Encourage our executives to focus on the achievement of our annual and long-term business goals.

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Our Compensation Committee aims to position the compensation of our named executive officers at a level commensurate with the compensation paid to other executives holding comparable positions at companies similar in industry, size, structure, scope and sophistication with which we and our Manager compete for executive talent. Our Compensation Committee has structured our executive compensation program to meet these objectives.

Executive Compensation Decision Making Process

Role of the Compensation Committee. The Compensation Committee has overall responsibility for recommending to our Board the compensation of our CEO and determining the compensation of our other named executive officers. Members of the Compensation Committee are appointed by the Board of Directors. Currently, the Compensation Committee consists of three members of the Board, Mr. Willey and Mmes. McAllister and Stewart, none of whom serve as our executive officers. Each of Mr. Willey and Mmes. McAllister and Stewart qualifies as an “independent director” under the rules of the NYSE. See the section entitled “CORPORATE GOVERNANCE, TRUSTEE INDEPENDENCE, BOARD MEETINGS AND COMMITTEES — Board of Trustees Committees — Compensation Committee.” Each year, the Compensation Committee conducts an evaluation of each named executive officer to determine if changes in such officer’s compensation are appropriate based on the considerations described below. At the Compensation Committee’s request, Mr. Kurland provides input for the Compensation Committee regarding the performance and appropriate compensation of the other named executive officers. The Compensation Committee gives considerable weight to Mr. Kurland’s evaluation of the other named executive officers because of his direct knowledge of each such officer’s performance and contributions.

The Role of the Outside Independent Compensation Consultant. Our Compensation Committee has the sole authority to retain, compensate and terminate any independent compensation consultant of its choosing in assessing our compensation program and determining the appropriate, competitive levels of compensation for our executive officers. During Fiscal 2015, the Compensation Committee utilized Mercer (US) Inc., or Mercer, as its outside independent compensation consultant for this purpose. The Compensation Committee requested Mercer’s advice and counsel on various matters relating to executive and director compensation, including the following:

•	Conducting a review of the competitive market data for our named executive officers.
•	Assessing our executive compensation peer group and recommending changes as necessary.
•	Assessing compensation levels within our peer group for named executive officers and other executive officers.
•	Reviewing historical financial performance for peer group companies in assessing our Company’s overall performance.
•	Providing market research on various issues as requested by our Company.
•	Preparing materials for and participating in Compensation Committee meetings, as requested.
•	Reviewing the Compensation Discussion and Analysis section of this Proxy Statement and other compensation-related disclosures, as requested.
•	Consulting with our Company regarding compensation strategy and best practices.
•	Assisting in compensation plan designs and modifications, as requested.

Mercer did not provide any other services to us in Fiscal 2015. During 2015, the Compensation Committee also retained Mercer as its outside independent compensation consultant to provide advice and counsel regarding executive and director compensation to be paid in the fiscal year ending December 31, 2016.

Assessment of Outside Independent Compensation Consultant Conflicts of Interest. The Compensation Committee has reviewed whether the work provided by Mercer raises any conflicts of interest. Factors considered by the Compensation Committee include the following six factors specified by the NYSE rules: (1) other services provided to us by Mercer; (2) what percentage of Mercer’s total revenue is made up of fees from us; (3) policies or procedures of Mercer that are designed to prevent a conflict of interest; (4) any business or personal relationships between individual consultants involved in the engagement and Compensation Committee members; (5) any shares of our common stock owned by individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and Mercer or the individual consultants involved in the engagement. Based on its review of these factors and representations of Mercer, the Compensation Committee does not believe that Mercer has a conflict of interest with respect to the work performed for us or the Compensation Committee.

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The Use of Peer Group and Competitive Market Data. Our management and the Compensation Committee review competitive market data to assist in decision-making regarding our compensation and benefits programs. The market data reviewed includes both peer proxy data and survey data of companies similar in industry, size, structure, scope and sophistication, as provided by Mercer. Proxy data was gathered from proxy statements and other publicly filed documents. Survey data was gathered from the 2015 US Mercer Benchmark Database, which contains compensation data from over 3,000 participating organizations in the United States, Towers Watson Data Services Management Survey Reports, and McLagan’s Mortgage Banking survey reports. As a result of this review, the Compensation Committee removed CreXus Investment Corp. from our peer group, creating the following peer group of 13 companies:

•        AG Mortgage Investment Trust, Inc.

•        American Capital Mortgage Investment Corp.

•        Apollo Residential Mortgage, Inc.

•        Armour Residential REIT, Inc.

•        Chimera Investment Corporation

•        Hatteras Financial Corp.

•        Home Loan Servicing Solutions, Ltd.

•        Invesco Mortgage Capital Inc.

•        iStar Financial Inc.

•        Newcastle Investment Corp.

•        Redwood Trust, Inc.

•        Starwood Property Trust, Inc.

•        Two Harbors Investment Corp.

The Compensation Committee believes that this revised peer group better reflects our competitors in the industry that currently conduct similar businesses and have comparable scales of operations. Together with its independent compensation consultant, the Compensation Committee intends to review this peer group periodically to ensure that it remains the appropriate comparable group.

Governance and Other Considerations. The Compensation Committee, along with our Chief Executive Officer and Managing Director, Human Resources, continually assess our compensation programs and policies to evaluate whether they remain aligned with our efforts to create a culture to align the interests of our named executive officers with our shareholders, balance risk and reward, and execute strong governance practices. The following actions and best practices are intended to provide for continued adherence to these principles:

What We Do	What We Don’t Do
✓ Utilize the services of Mercer, which is engaged directly by the Committee as an outside independent compensation consultant to advise on executive compensation matters.	✗ Permit our executives to engage in speculative and short-term trading of our securities.
✓ Consult with our outside independent compensation consultant to reaffirm our determination that our compensation programs are not designed to encourage excessive risk-taking.	✗ Permit hedging, short sales or trading on margin involving our securities.
✓ Engage in careful consideration of the annual say-on-pay results and shareholder feedback.	✗ Permit repricing of stock options without shareholder approval to the extent any are granted pursuant to our equity compensation plan.
✓ Engage in active shareholder discussions regarding compensation and governance related issues.	✗ Provide our executives with annual base salaries or cash bonuses.
✓ Impose share ownership guidelines on our trustees and, for Fiscal 2016, on our executive officers to ensure that their interests are aligned with those of our shareholders.	✗ Provide for guaranteed minimum levels of annual equity award grants.

The Role of the Say-on-Pay Vote. Last year’s non-binding advisory vote on executive compensation, otherwise known as “say on pay,” was very positive with approximately 94% of the votes cast on the say-on-pay proposal in favor of our pay practices, as described in the 2015 proxy statement. After considering the strong support the proposal received, as well as the Compensation Committee’s view of the value of consistency from year to year in our approach to compensation, the Compensation Committee concluded that only modest changes to the compensation program for our named executive officers were necessary. With respect to such changes, for Fiscal 2016, we modified the composition of the long-term equity awards from solely RSUs to a combination of both RSUs that are time-based and PSUs that vest only upon the Company’s satisfaction of performance measures tied to return on equity.

Compensation Policies and Practices As They Relate to Our Risk Management. We have designed our executive compensation program to reward strong Company and individual performance. Company performance objectives are based on our overall performance rather than on only a few discrete performance measures related to a particular aspect of our Company’s business. We believe that this structure, as further explained below, minimizes risks resulting from compensation practices.

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Our Compensation Committee believes that its compensation policies and practices for our named executive officers do not create risks that are reasonably likely to have a material adverse effect on us. We believe that appropriate safeguards are in place with respect to our compensation program and policies that assist in mitigating excessive risk-taking that could harm the value of our Company or reward poor judgment by our executives.

In that regard, the Compensation Committee requested assistance from Mercer in reviewing our compensation policies and practices. Based on its review, the Compensation Committee concluded that our compensation policies and practices as they apply to our named executive officers are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not create risks that are reasonably likely to have a material adverse effect on our Company.

As part of the review, numerous factors were noted that reduce the likelihood of excessive risk-taking which include, but are not limited to, the following:

•	Our compensation to our named executive officers consists solely of long-term equity awards in the form of RSUs and, for 2016, PSUs.
•	Our Compensation Committee has ultimate authority to determine, and adjust, if appropriate, compensation provided to our executive officers, including each of the named executive officers.
•	Our named executive officers are subject to share ownership guidelines that require a certain minimum level of share ownership.
•	Our Compensation Committee has the authority to retain any advisor it deems necessary to fulfill its obligations.

The Role of Our Manager. We are externally managed by our Manager pursuant to a management agreement, which provides that our Manager is responsible for managing our affairs in consideration for a management fee. The management agreement does not provide for a specific allocation of any portion of the management fee for executive officer compensation. Rather, our executive officers are employed by our Manager or one or more of its affiliates and, therefore, receive compensation from one of those entities. While our Manager may use a portion of our management fee to compensate its executive officers, we do not specifically allocate any portion of the management fee to such compensation, nor are we aware of the basis on which (or revenues from which) our Manager chooses to compensate its executive officers. We are one of multiple clients advised by our Manager, and the investment management business is one of only three operating segments from which our Manager derives income that may be used to compensate its executive officers. Our executive officers do not receive any compensation, other than the equity awards described herein, from the Company.

Summary of Program. We do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, and we do not have arrangements to make payments to our executive officers upon termination of our management agreement or in the event of a change in control of the Company. Rather, we use long-term incentive compensation in the form of equity-based awards, which we issue under our 2009 Equity Incentive Plan. The long-term incentive compensation awards are designed to align the interests of our officers and service providers with those of our shareholders, all of whom will share together in the creation of value through capital appreciation and dividends. We believe that equity-based awards are consistent with our shareholders’ interest in book value growth as these individuals will be provided with less of an incentive to take short-term risk and more of an incentive to grow book value for shareholders over time.

Elements of our Executive Compensation Program

Cash and Other Compensation

Our named executive officers and other personnel who conduct our business are employees of our Manager or one or more of its affiliates. Accordingly, we do not pay or accrue any salaries or cash bonuses to our named executive officers.

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Equity-Based Compensation

The Compensation Committee may, from time to time pursuant to our 2009 Equity Incentive Plan, grant our named executive officers certain equity-based awards, including options, restricted shares, RSUs, PSUs, unrestricted shares, LTIP units (a special class of partnership interests in PennyMac Operating Partnership, L.P., which we refer to as our Operating Partnership) and other awards based on our shares. These awards are designed to align the interests of our named executive officers with those of our shareholders, by allowing our named executive officers to share in the creation of value for our shareholders through capital appreciation and dividends. These awards provide a further benefit to us by enabling our Manager and Servicer to attract, motivate and retain talented individuals who are willing to undertake the risks and liability associated with serving as executive officers of a public company. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and to achieve strong performance for our Company.

We believe our compensation policies are particularly appropriate since we are an externally managed REIT. REIT regulations require us to pay at least 90% of our taxable income to shareholders as dividends. As a result, we believe that our shareholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and book value. Accordingly, we want to provide an incentive to our named executive officers that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of named executive officers with the interests of our shareholders in receiving attractive risk-adjusted dividends and growth. Additionally, we believe that equity-based awards are consistent with our shareholders’ interest in book value growth as these individuals will be incentivized to grow book value for shareholders over time. We believe that this alignment of interests provides an incentive to our named executive officers to implement strategies that will enhance our long-term performance and promote growth in dividends and growth in book value.

Compensation Decisions Made in Fiscal 2015

The Compensation Committee does not use a specific formula to calculate the number of equity awards to be granted to named executive officers under our 2009 Equity Incentive Plan and does not explicitly set future award levels/opportunities on the basis of what the named executive officers earned from prior awards. While the Compensation Committee will take past awards into account, it will not solely base future awards in view of those past awards. In determining the equity awards granted in Fiscal 2015, the Compensation Committee considered, among other factors, the recommendations of our Manager and various reports that Mercer provided. We also considered (i) the value of the proposed equity awards; (ii) the historical equity awards previously granted to each named executive officer and the corresponding values at the time of the consideration of the grants; (iii) the value of equity awards granted to named executive officers providing comparable services at our industry and sector peers; (iv) the title and responsibilities of each named executive officer and the Compensation Committee’s perception regarding the quality of the services provided by each named executive officer in carrying out those responsibilities; (v) our financial and operating performance in the past year and our perceived future prospects; and (vi) general market practices. The Compensation Committee considered these multiple factors in determining whether to increase or decrease the amounts of the prior year’s equity award grants. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The equity award amounts granted to our named executive officers were determined on a subjective basis, using the various factors, in the Compensation Committee’s sole discretion. Certain named executive officers have greater influence and higher expected levels of contribution as it relates to Company performance, and, therefore, received higher equity award amounts. Those named executive officers who have similar influences and expected levels of contribution to Company performance ultimately received equal equity award amounts.

2015 Restricted Share Unit Grants

During Fiscal 2015, we granted our named executive officers RSUs under our 2009 Equity Incentive Plan in the following amounts: Mr. Kurland, 78,641 RSUs; Mr. Spector, 53,911 RSUs; Mr. Fartaj, 24,185; Ms. McCallion, 17,985 RSUs; and Messrs. Bailey, Chang, Grogin, Jones, Perotti and Walker, 14,613 RSUs each. The RSUs granted to our named executive officers generally vest ratably over a four-year period beginning on the one-year anniversary of the grant date (or such other date as determined by the Committee) and entitle the recipients thereof to receive dividend equivalents during the vesting period.

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Prior to vesting, an RSU is generally subject to forfeiture upon termination of service to us. For RSUs granted prior to and during Fiscal 2015, the RSU award agreement provided that, upon a change in control (as defined in our 2009 Equity Incentive Plan) or upon termination of our management agreement other than for cause (as defined in our management agreement), any RSU not previously vested would become fully vested and settled in our common shares. The term of our management agreement expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement. Upon further review of the change in control provisions in the 2009 Equity Incentive Plan, the Compensation Committee concluded in 2016 that replacing the existing single trigger vesting provision with double trigger vesting for certain types of terminations would be in the best interests of the Company and its shareholders. Accordingly, the Compensation Committee approved a new RSU award agreement on March 29, 2016 that contains a double trigger change in control provision that is applicable to certain types of terminations, as described further below. All of our executive officers awarded RSUs in 2016 were required to execute this new RSU award agreement and, as a further condition of such 2016 RSU awards, amend their prior RSU award agreements to redefine the change in control provision to include the double trigger feature. Pursuant to the new RSU award agreement, upon a change in control, any RSU not previously vested shall become fully vested only if the executive officer’s service is terminated by the Company (other than for cause) as a result of or in connection with such change in control; provided, however, that if the Company’s shares cease to be publicly traded on an established securities market in connection with such change in control, then any RSUs not previously vested shall become fully vested irrespective of any such termination of service.

Share Ownership Guidelines

Our share ownership guidelines, which are approved by our Compensation Committee, are intended to further the objective of aligning the interests of our executives with those of our shareholders. The share ownership guidelines provide that our NEOs and other executive officers should accumulate a minimum number of shares over a specified time frame.

The Compensation Committee consulted with Mercer to determine competitive market practice and then approved the following executive officer share ownership guidelines:

Executive Officer Title	Share Ownership
Chairman of the Board and Chief Executive Officer	$2,000,000
Executive Managing Director, President and Chief Operating Officer	$1,000,000
Other Executive Officers	$500,000

For purposes of the guidelines, share ownership includes common shares owned directly, restricted share awards, time-based RSUs and vested PSUs. The types and amounts of share-based awards are intended, in part, to facilitate the accumulation of sufficient shares by our executives to allow them to meet the share ownership guidelines within the applicable timeline. Each executive officer is expected to meet the respective level of share ownership within five years of becoming subject to such guidelines. Each of our executive officers is in compliance with the Company’s share ownership guidelines. The Compensation Committee will annually review each executive officer’s progress towards meeting the share ownership guidelines.

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COMPENSATION TABLES

2015 Summary Compensation Table*

We do not provide any of our named executive officers with any cash compensation or bonus, nor do we provide any named executive officers with pension benefits or nonqualified deferred compensation plans. We have not entered into any employment agreements with any person, and are not obligated to make any cash payments upon termination of employment or a change in control of us.

During Fiscal 2015, we granted to our named executive officers long-term equity compensation in the form of RSUs pursuant to our 2009 Equity Incentive Plan. The “2015 Summary Compensation Table” below lists the annual compensation for our named executive officers relating to equity awards received from us in Fiscal 2015, Fiscal 2014, and Fiscal 2013.

Name and Principal Position	Year	Stock Awards ($)(1)	Total ($)
Stanford L. Kurland Chairman of the Board and Chief Executive Officer	2015	1,678,985	1,678,985
	2014	1,686,105	1,686,105
	2013	1,679,300	1,679,300

David A. Spector Executive Managing Director, President and Chief Operating Officer	2015	1,151,000	1,151,000
	2014	1,155,645	1,155,645
	2013	1,151,520	1,151,520

Vandad Fartaj Senior Managing Director and Chief Investment Officer	2015	461,981	461,981
	2014	313,645	313,645
	2013	211,250	211,250

Anne D. McCallion Senior Managing Director and Chief Financial Officer	2015	383,980	383,980
	2014	385,215	385,215
	2013	260,000	260,000

Jeffrey P. Grogin Senior Managing Director, Chief Administrative and Legal Officer and Secretary	2015	311,988	311,988
	2014	313,645	313,645
	2013	211,250	211,250

Steve Bailey Senior Managing Director and Chief Mortgage Operations Officer	2015	311,988	311,988
	2014	313,645	313,645
	2013	211,250	211,250

Andrew S. Chang Senior Managing Director and Chief Business Development Officer	2015	311,988	311,988
	2014	313,645	313,645
	2013	211,250	211,250

Doug Jones Senior Managing Director and Chief Institutional Mortgage Banking Officer	2015	311,988	311,988
	2014	313,645	313,645
	2013	211,250	211,250

Daniel S. Perotti (2) Senior Managing Director and Chief Asset and Liability Management Officer	2015	311,988	311,988
	2014	313,645	313,645
	2013	N/A	N/A

David M. Walker Senior Managing Director and Chief Risk Officer	2015	311,988	311,988
	2014	313,645	313,645
	2013	211,250	211,250

——————

*	The columns for “Salary,” “Bonus,” “Option Awards,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” have been omitted because they are not applicable.

(1)	The amounts in this column represent the full grant date fair value, as determined in accordance with ASC 718, of the RSUs granted to our named executive officers in Fiscal 2015, Fiscal 2014, and Fiscal 2013 pursuant to our 2009 Equity Incentive Plan. For more information on the assumptions used in our estimates of value, please refer to Note 30 – Share-Based Compensation Plans in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 29, 2016.

(2)	Mr. Perotti was not a named executive officer in Fiscal 2013.

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2015 Grants of Plan-Based Awards*

The following table provides information about our plan-based awards granted under our 2009 Equity Incentive Plan to our named executive officers in Fiscal 2015.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Equity Awards ($)(2)
Stanford L. Kurland Restricted Share Units	February 24, 2015	78,641	1,678,985
David A. Spector Restricted Share Units	February 24, 2015	53,911	1,151,000
Vandad Fartaj Restricted Share Units	February 24, 2015	14,613	311,988
Restricted Share Units	November 16, 2015	9,572	149,993
Anne D. McCallion Restricted Share Units	February 24, 2015	17,985	383,980
Steve Bailey Restricted Share Units	February 24, 2015	14,613	311,988
Andrew S. Chang Restricted Share Units	February 24, 2015	14,613	311,988
Jeffrey P. Grogin Restricted Share Units	February 24, 2015	14,613	311,988
Doug Jones Restricted Share Units	February 24, 2015	14,613	311,988
Daniel S. Perotti Restricted Share Units	February 24, 2015	14,613	311,988
David M. Walker Restricted Share Units	February 24, 2015	14,613	311,988

——————

*	The columns for “Estimated Future Payouts Under Non-Equity Incentive Plan Awards,” “Estimated Future Payouts Under Equity Incentive Plan Awards,” “All Other Option Awards: Number of Securities Underlying Options,” and “Exercise or Base Price of Option Awards” have been omitted because they are not applicable.

(1)	Reflects the number of RSUs granted to the named executive officer on February 24, 2015. These RSUs vest in equal annual installments for a four-year period commencing on the one-year anniversary of the grant date.

(2)	The grant date fair value of a RSU shown in this column is determined in accordance with ASC 718.

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2015 Outstanding Equity Awards at Fiscal Year-End*

The following table provides information about outstanding equity awards of our named executive officers as of the end of Fiscal 2015.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock Granted That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock Granted That Have Not Vested ($)(2)
Stanford L. Kurland	02/24/2015	78,641	1,200,062
	06/03/2014	60,075	916,745
	05/14/2013	35,000	534,100
	05/16/2012	25,000	381,500

David A. Spector	02/24/2015	53,911	822,682
	06/03/2014	41,175	628,331
	05/14/2013	24,000	366,240
	05/16/2012	16,750	255,605

Vandad Fartaj	11/16/2015	9,572	146,069
	02/24/2015	14,613	222,994
	06/03/2014	11,175	170,531
	05/14/2013	6,500	99,190
	05/16/2012	3,750	57,225

Anne D. McCallion	02/24/2015	17,985	274,451
	06/03/2014	13,725	209,444
	05/14/2013	8,000	122,080
	05/16/2012	4,375	66,763

Steve Bailey	02/24/2015	14,613	222,994
	06/03/2014	11,175	170,531
	05/14/2013	6,500	99,190
	05/16/2012	3,750	57,225

Andrew S. Chang	02/24/2015	14,613	222,994
	06/03/2014	11,175	170,531
	05/14/2013	6,500	99,190
	05/16/2012	3,750	57,225

Jeffrey P. Grogin	02/24/2015	14,613	222,994
	06/03/2014	11,175	170,531
	05/14/2013	6,500	99,190
	05/16/2012	3,750	57,225

Doug Jones	02/24/2015	14,613	222,994
	06/03/2014	11,175	170,531
	05/14/2013	6,500	99,190
	05/16/2012	3,750	57,225

Daniel S. Perotti	02/24/2015	14,613	222,994
	06/03/2014	11,175	170,531
	05/15/2012	2,500	38,150

David M. Walker	02/24/2015	14,613	222,994
	06/03/2014	11,175	170,531
	05/14/2013	6,500	99,190
	05/16/2012	3,750	57,225

——————

*	The columns for “Option Awards,” “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options - Exercisable,” “Number of Securities Underlying Unexercised Options - Unexercisable,” “Option Exercise Price,” and “Option Expiration Date” have been omitted because they are not applicable.

(1)	Reflects RSUs granted to each named executive officer, which units vest in equal annual installments for a four-year period commencing on the one-year anniversary of the respective grant date.

(2)	Per share value of stock awards is $15.26 based on the closing price of the common shares on the NYSE on December 31, 2015.

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2015 Options Exercised and Stock Vested*

The following table sets forth certain information with respect to our named executive officers regarding the vesting of RSUs during Fiscal 2015:

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Stanford L. Kurland	86,275	1,630,900
David A. Spector	57,475	1,084,550
Anne D. McCallion	19,200	365,349
Steve Bailey	15,725	298,928
Andrew S. Chang	13,850	260,246
Vandad Fartaj	15,100	286,034
Jeffrey P. Grogin	13,850	260,246
Doug Jones	10,725	195,778
Daniel S. Perotti	7,475	143,200
David M. Walker	15,100	286,034

——————

*	The columns for “Option Awards” have been omitted because they are not applicable.
(1)	If the named executive officer sold a portion of the common shares acquired upon vesting of RSUs to satisfy the tax obligation with respect to such vesting, the number of common shares acquired is less than the amount shown. The number of common shares acquired and the value realized on vesting as reflected in this column have not been reduced to reflect the sale of common shares to satisfy any tax obligations.
(2)	Represents the product of the number of shares acquired on vesting and the closing price of our Company’s common shares on the NYSE on the vesting date.

2015 Pension Benefits

The table for “Pension Benefits” has been omitted because it is not applicable. We do not provide any of our named executive officers with any pension plans or benefits.

2015 Nonqualified Deferred Compensation

The table for “Nonqualified Deferred Compensation” has been omitted because it is not applicable. We do not provide any of our named executive officers with any nonqualified deferred compensation plans or benefits.

Potential Payments upon Termination of Employment

None of our named executive officers has the right to receive severance payments from us and we are not required to make payments to a named executive officer upon a change of control of us. However, all unvested RSUs we have granted under our 2009 Equity Incentive Plan will vest immediately upon our change of control (as defined in our 2009 Equity Incentive Plan) followed by a termination of services other than for cause or upon the termination of our management agreement between us and our Manager other than for cause (as defined in our management agreement). The term of our management agreement expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement. Assuming that the triggering event took place on December 31, 2015, the value of the RSUs that vest for each named executive officer would be the same as the respective values set forth in the table presented in the section entitled “2015 Outstanding Equity Awards at Fiscal Year-End.”

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised solely of the following independent Trustees: Mr. Willey, Chairman, and Mmes. McAllister and Stewart. None of them has ever served as an officer or employee of our Company or any of our affiliates or has any other business relationship or affiliation with our Company, except his or her service as a Trustee. During Fiscal 2015, none of our executive officers served as a director or a member of the compensation committee of another entity, one of whose executive officers was a Trustee or a member of our Compensation Committee.

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Compensation Risks

The Compensation Committee is responsible for determining if there are any inherent potential risks in the compensation programs and seeks to structure our executive compensation program in a manner that does not incent our executive officers to take risks that are reasonably likely to have a material adverse effect on the Company. During Fiscal 2015, the Compensation Committee granted only time-based RSUs to our named executive officers and did not provide any cash compensation or bonuses. During Fiscal 2016, however, the Compensation Committee modified the composition of the long-term equity awards to include PSUs that vest only upon the Company’s satisfaction of performance measures tied to return on equity. We believe that equity-based awards are consistent with our shareholders’ interests in long-term Company performance and that our named executive officers are therefore provided with less of an incentive to take short-term risks and more of an incentive to take actions that will maximize shareholder value over time. Accordingly, we do not believe that our compensation policies and practices would be reasonably likely to have a material adverse effect on our Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us. For a complete description of the management agreement, servicing agreement, mortgage banking and warehouse services agreement, MSR recapture agreement, spread acquisition and MSR servicing agreements and reimbursement agreement described below, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 29, 2016 and is being made available to shareholders with this Proxy Statement.

Management Agreement

We are externally managed and advised by our Manager pursuant to a management agreement, which was amended and restated effective February 1, 2013. Our management agreement requires our Manager to oversee our business affairs in conformity with the investment policies that are approved and monitored by our Board. Our Manager is responsible for our day-to-day management and will perform such services and activities related to our assets and operations as may be appropriate.

Pursuant to the terms of the amended and restated management agreement, our Manager collects a base management fee and may collect a performance incentive fee, both payable quarterly and in arrears. Our Manager is also entitled to reimbursement of its organizational and operating expenses, including third-party expenses, incurred on our behalf. Pursuant to the terms of our management agreement, our Manager is entitled to grant discretionary waivers of certain overhead expenses that otherwise would be allocable to us. On December 15, 2015, we amended our management agreement to provide for a cap on the overhead expenses incurred by our Manager in any quarter and reimbursable by us. The term of our management agreement expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

Our Manager earned approximately $22.9 million in base management fees and $1.3 million in performance incentive fees in Fiscal 2015 in connection with work performed under the management agreement with us.

Servicing Agreement

We have entered into a servicing agreement with our Servicer pursuant to which our Servicer provides servicing for our portfolio of residential mortgage loans. The loan servicing provided by our Servicer includes collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications, foreclosures and short sales. Our Servicer also engages in certain loan origination activities that include refinancing mortgage loans and financings that facilitate sales of real estate owned properties, or REOs. The term of our servicing agreement, as amended, expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

Our Servicer earned from us approximately $46.4 million in loan servicing fees in Fiscal 2015.

Mortgage Banking and Warehouse Services Agreement

We have also entered into a mortgage banking and warehouse services agreement, pursuant to which our Servicer provides us with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by us from correspondent lenders, and certain warehouse lending services, including fulfillment and administrative services, with respect to loans financed by us for our warehouse lending clients. The term of our mortgage banking and warehouse services agreement expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

Our Servicer earned approximately $58.6 million in fulfillment fees in Fiscal 2015 under mortgage banking and warehouse services agreements with us, and our Servicer paid to us approximately $9.0 million in sourcing fees in Fiscal 2015.

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MSR Recapture Agreement

Effective February 1, 2013, we entered into an MSR recapture agreement with our Servicer. Pursuant to the terms of our MSR recapture agreement, if our Servicer refinances via its consumer direct lending business loans for which we previously held the related mortgage servicing rights, or MSRs, our Servicer is generally required to transfer and convey to us, without cost to us, the MSRs with respect to certain new mortgage loans originated in those refinancings (or, under certain circumstances, other mortgage loans). In certain circumstances, our Servicer may, at its option, wire cash to us in an amount equal to the fair market value of the MSRs in lieu of transferring such MSRs. The term of our MSR recapture agreement expires, unless terminated earlier in accordance with the terms of the agreement, on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated in accordance with the terms of the agreement. Our Servicer paid us $787,000 in MSR recapture during Fiscal 2015.

Spread Acquisition and MSR Servicing Agreements

Effective February 1, 2013, we entered into a master spread acquisition and MSR servicing agreement, or the 2/1/13 Spread Acquisition Agreement, pursuant to which we may acquire from our Servicer the rights to receive certain excess servicing spread, or ESS, arising from MSRs acquired by our Servicer from banks and other third party financial institutions. Our Servicer is generally required to service or subservice the related mortgage loans for the applicable agency or investor. The terms of each transaction under the 2/1/13 Spread Acquisition Agreement are subject to the terms thereof, as modified and supplemented by the terms of a confirmation executed in connection with such transaction. On December 19, 2014, we entered into a second master spread acquisition and MSR servicing agreement with our Servicer, or the 12/19/14 Spread Acquisition Agreement. The terms of the 12/19/14 Spread Acquisition Agreement are substantially similar to the terms of the 2/1/13 Spread Acquisition Agreement, except that we only intend to purchase ESS relating to Freddie Mac MSRs under the 12/19/14 Spread Acquisition Agreement. On April 30, 2015, we amended and restated a third master spread acquisition and MSR servicing agreement with our Servicer, or the 4/30/15 Spread Acquisition Agreement. The terms of the 4/30/15 Spread Acquisition Agreement are substantially similar to the terms of the 2/1/13 Spread Acquisition Agreement and the 12/19/14 Spread Acquisition Agreement, except that we only intend to purchase ESS relating to Ginnie Mae MSRs under the 4/30/15 Spread Acquisition Agreement. On February 29, 2016, the parties terminated the 2/1/13 Spread Acquisition Agreement and all amendments thereto. In connection with the termination of the 2/1/13 Spread Acquisition Agreement, our Servicer reacquired from us all of its right, title and interest in and to all of the Fannie Mae ESS previously sold by our Servicer to us and then subject to such 2/1/13 Spread Acquisition Agreement. On February 29, 2016, our Servicer also reacquired from us all of its right, title and interest in and to all of the Freddie Mae ESS previously sold by our Servicer to us and then subject to such 12/19/14 Spread Acquisition Agreement.

In connection with our entry into the 4/30/15 Spread Acquisition Agreement, we were also required to amend and restate the terms of a Security and Subordination Agreement, or the Security Agreement, with Credit Suisse First Boston Mortgage Capital LLC, or CSFB. Under the terms of the Security Agreement, we pledged to CSFB our rights under the 4/30/15 Spread Acquisition Agreement and our interest in any ESS purchased thereunder. The Security Agreement is required as a result of a separate repurchase agreement between our Servicer and CSFB, pursuant to which our Servicer finances Ginnie Mae MSRs and servicing advance receivables and pledges to CSFB all of its rights and interests in any Ginnie Mae MSRs it owns or acquires, and a separate acknowledgement with respect thereto, by and among Ginnie Mae, CSFB and our Servicer. As a condition to permitting our Servicer to transfer to us the ESS relating to a portion of those pledged Ginnie Mae MSRs, CSFB requires such transfer to be subject to CSFB’s continuing lien on the ESS, the pledge and acknowledgement of which were effected pursuant to the Security Agreement. CSFB’s lien on the ESS remains subordinate to the rights and interests of Ginnie Mae pursuant to the provisions of the 4/30/15 Spread Acquisition Agreement and the terms of the acknowledgement agreement.

During Fiscal 2015, we purchased $271.6 million in ESS from PFSI and received $78.6 million in repayments of ESS from PFSI. During Fiscal 2015, we also earned $7.0 million in ESS recapture income.

Loan and Security Agreement

In connection with the Security Agreement and the repurchase agreement described above, we entered into an underlying loan and security agreement with our Servicer, dated as of April 30, 2015, or the Underlying LSA, pursuant to which we may borrow up to $150 million from our Servicer for the purpose of financing our investment in ESS. In order to secure our borrowings, we pledge our ESS to our Servicer under the Underlying LSA, and our Servicer, in turn, re-pledges such ESS to CSFB under the repurchase agreement. We have agreed with our Servicer in connection with the Underlying LSA that we are required to repay our Servicer the principal amount of borrowings plus accrued interest to the date of such repayment, and our Servicer, in turn, is required to repay CSFB the corresponding amount under the repurchase agreement.

During Fiscal 2015, we paid our Servicer $3.3 million in interest to finance ESS under the Underlying LSA and our Servicer, in turn, paid an identical amount to CSFB under the repurchase agreement pursuant to which it finances the related MSRs.

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Loan Purchase Agreements

We have entered into a mortgage loan purchase agreement and a flow commercial mortgage loan purchase agreement with our Servicer. Currently, we use the mortgage loan purchase agreement for the purpose of acquiring prime jumbo residential mortgage loans originated by our Servicer through its consumer direct lending business. We use the flow commercial mortgage loan purchase agreement for the purpose of acquiring small balance commercial mortgage loans, including multifamily mortgage loans, originated by our Servicer as part of our commercial lending business. Each of the loan purchase agreements contains customary terms and provisions, including representations and warranties, covenants, repurchase remedies and indemnities. The purchase prices we pay our Servicer for such loans are market-based.

During Fiscal 2015, we purchased from our Servicer under the mortgage loan purchase agreement residential mortgage loans with an unpaid principal balance of $13.2 million at an aggregate purchase price of $13.4 million and under the flow commercial mortgage loan purchase agreement, commercial mortgage loans with an unpaid principal balance of $14.5 million at an aggregate purchase price of $14.8 million.

Reimbursement Agreement

In connection with the initial public offering of our common shares on August 4, 2009, or the IPO, we entered into an agreement with our Manager pursuant to which we agreed to reimburse our Manager for the $2.9 million payment that it made to the underwriters for the IPO, or the Conditional Reimbursement, if we satisfied certain performance measures over a specified period of time. Effective February 1, 2013, we amended the terms of the reimbursement agreement to provide for the reimbursement of our Manager of the Conditional Reimbursement if we are required to pay our Manager performance incentive fees under our management agreement. In the event the termination fee is payable to our Manager under our management agreement and our Manager and the underwriters have not received the full amount of the reimbursements and payments under the reimbursement agreement, such amount will be paid in full. The term of the reimbursement agreement expires on February 1, 2019. Our Manager received reimbursement payments from us under this agreement totaling $237,000 during Fiscal 2015.

Approval of Related Party Transactions

Our Code of Business Conduct and Ethics requires everyone subject to the code to be scrupulous in avoiding a conflict of interest as it relates to our interests and the interests of our officers and Trustees or the interests of the employees, officers and directors of our Manager and Servicer when such individuals are acting for or on our behalf. The code prohibits us from, among other things, entering into a transaction or a business relationship with such a related party or an immediate family member of such related person or with a company in which such a related party or such immediate family member has a substantial financial interest, unless such transaction and relationship are disclosed to and approved in advance by our Board.

We have also adopted a written policy that specifically governs related party transactions. The related party transactions policy generally prohibits any related party transaction unless it is reviewed and approved by our Related Party Matters Committee and/or a majority of our independent Trustees in accordance with the policy. With certain exceptions, a related party transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 in the aggregate in any calendar year, and in which any related party has, had or will have a direct or indirect interest. A related party is any person who is, or at any time since the beginning of our last fiscal year was, a Trustee or executive officer of our Company or a nominee to become a Trustee of our Company; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any of the foregoing persons); and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. In determining whether to approve a related party transaction, the Related Party Matters Committee or independent Trustees consider all facts and circumstances that they deem relevant to the transaction, including, among other things, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Related Party Matters Committee has also retained the services of an independent consultant who assists the Related Party Matters Committee in reviewing certain related party transactions.

The related party transactions policy governs the process for identifying potential related party transactions and seeking review, approval and/or ratification of such transactions. In addition, each of our Trustees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with our Related Party Matters Committee and/or our Board in accordance with the related party transactions policy.

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REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

The Audit and Compliance Committee met eight times in 2015. The Audit and Compliance Committee’s agenda is established by the Chairman of the Audit and Compliance Committee. The Audit and Compliance Committee engaged Deloitte & Touche LLP as our independent registered public accounting firm and reviewed with our Chief Financial Officer and our independent registered public accounting firm the overall audit scope and plans, the results of the external audit examination, evaluations by our independent registered public accounting firm of our internal controls and the quality of our financial reporting.

The Audit and Compliance Committee has reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit and Compliance Committee also discussed with our independent registered public accounting firm other matters required to be discussed by a registered public accounting firm with the Audit and Compliance Committee under applicable standards of the Public Company Accounting Oversight Board (United States) (required communication with the Audit Committee). The Audit and Compliance Committee received and discussed with our independent registered public accounting firm its annual written report on its independence from us and our management, which is made pursuant to applicable requirements of the Public Company Accounting Oversight Board and considered with our independent registered public accounting firm whether the provision of non-audit services is compatible with our independent registered public accounting firm’s independence.

In performing all of these functions, the Audit and Compliance Committee acts only in an oversight capacity and, necessarily, in its oversight role, the Audit and Compliance Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of our independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of our annual financial statements to generally accepted accounting principles and on the effectiveness of our internal control over financial reporting as of year-end.

In reliance on these reviews and discussions, and the report of our independent registered public accounting firm, the Audit and Compliance Committee recommended to our Board of Trustees, and our Board of Trustees approved, the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016.

The foregoing report has been furnished by the current members of the Audit and Compliance Committee:

Randall D. Hadley, Chairman Scott W. Carnahan Preston DuFauchard

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PROPOSAL I
ELECTION OF TRUSTEES

We are presenting a proposal to elect two (2) Class I Trustees identified in this Proxy Statement, each for a term expiring at our 2019 annual meeting of shareholders, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE FOR SCOTT W. CARNAHAN AND FRANK P. WILLEY AS TRUSTEES TO SERVE UNTIL OUR 2019 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The persons named in the enclosed proxy will vote to elect Scott W. Carnahan and Frank P. Willey as Class I Trustees, unless you specify a contrary choice or withhold the authority of these persons to vote for the election of any or all of the nominees by marking the proxy to that effect.

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PROPOSAL II
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are presenting a proposal to ratify the appointment of our independent registered public accounting firm, Deloitte & Touche LLP and its affiliated entities, or Deloitte, which has served as our independent registered public accounting firm since our formation in May 2009. During this time, Deloitte has performed accounting and auditing services for us. We expect that representatives of Deloitte will be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, the Audit and Compliance Committee will reconsider the appointment.

OUR BOARD OF TRUSTEES AND OUR AUDIT AND COMPLIANCE COMMITTEE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements in Fiscal 2015 and Fiscal 2014, Deloitte provided other audit-related and non-audit-related services for us during Fiscal 2015 and Fiscal 2014.

Fees to Registered Public Accounting Firm for 2015 and 2014

The following table shows the fees billed by Deloitte for the audit and other services it provided to us in respect of Fiscal 2015 and Fiscal 2014.

	2015	2014
Audit Fees(1)	$2,114,927	$1,768,638
Audit-Related Fees(2)	155,032	73,750
Tax Fees(3)	196,560	233,622
All Other Fees	65,000	–
Total	$2,531,519	$2,076,010

——————

(1)	Audit Fees consist of fees for professional services rendered during the audit of our annual consolidated financial statements and our internal control over financial reporting, for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q, and during the audit of the annual financial statements of certain of our subsidiaries.

(2)	Audit-Related Fees consist of fees for professional services provided for the review of our automatic shelf registration statement on Form S-3, including any amendments, the issuance of comfort letters and consents in connection with SEC filings and other contemplated transactions during the year.

(3)	Tax Fees consist of fees for professional services rendered for tax compliance, tax planning and tax advice.

Pre-Approval Policies and Procedures

The Audit and Compliance Committee approved all services performed by Deloitte during Fiscal 2015 in accordance with applicable SEC requirements. The Audit and Compliance Committee has also pre-approved the use of Deloitte for certain audit-related and non-audit-related services, setting a specific limit on the amount of such services that we may obtain from Deloitte before additional approval is necessary. In addition, the Audit and Compliance Committee has delegated to the chair of the Audit and Compliance Committee the authority to approve both audit-related and non-audit-related services provided by Deloitte, provided that the chair will present any decision to the full Audit and Compliance Committee for ratification at its next scheduled meeting.

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PROPOSAL III
ADVISORY (NON-BINDING) VOTE TO APPROVE
EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are presenting a proposal that gives shareholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers by voting for or against it. At our 2015 annual meeting of shareholders, an overwhelming majority of the votes cast, approximately 94%, were voted in favor of approving our executive compensation. We consider this vote as supportive of our executive compensation and, accordingly, have not made any changes in response thereto. At our 2011 annual meeting of shareholders, shareholders were also asked to vote on whether the say-on-pay vote should be held annually, every two years or every three years. A majority of our shareholders indicated a preference for holding such vote on an annual basis. As a result, our Board determined that we will hold an advisory (non-binding) vote to approve our executive compensation every year until the next vote in 2017 regarding the frequency of future say-on-pay votes.

OUR BOARD OF TRUSTEES RECOMMENDS AN ADVISORY (NON-BINDING) VOTE “FOR” THE FOLLOWING RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION PROGRAM:

“RESOLVED, that the compensation paid to PennyMac Mortgage Investment Trust’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in this Proxy Statement, is hereby APPROVED.”

Supporting Statement

We do not pay or accrue any annual base salaries or cash bonuses to our named executive officers. Rather, in our discretion, we may grant equity-based awards, which are designed to align the interests of named executive officers with the interests of our shareholders in growing dividends and book value over time. We believe equity-based awards align these interests by allowing our named executive officers to share in the creation of value for our shareholders through capital appreciation and dividends.

These equity awards are generally subject to vesting requirements over a number of years, and they are designed to promote the retention of management and the achievement of high Company and individual performance. These awards provide a further benefit to us by enabling our Manager and Servicer to attract, motivate and retain highly talented executive leaders who are incented to implement strategies that will enhance our long-term performance and promote growth in dividends and book value.

We encourage our shareholders to read the section in this Proxy Statement entitled “Compensation Discussion and Analysis,” in which we describe in greater detail our compensation program, objectives and policies for our named executive officers. For the reasons described above, we recommend that our shareholders endorse our compensation program for named executive officers. While our Board intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during Fiscal 2015, all filing requirements under Section 16(a) of the Exchange Act applicable to our officers, Trustees and beneficial owners of more than ten percent of our common shares were complied with on a timely basis.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We make these materials available on our website, www.pennymac-reit.com, under “SEC Filings,” free of charge, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

These SEC filings are available to the public at the SEC’s website at www.sec.gov.

We will provide, without charge to each record or beneficial holder of our common shares as of the record date, a paper copy of our Annual Report on Form 10-K for Fiscal 2015 filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, upon written request to Investor Relations, PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361. A list of exhibits is included in our Annual Report on Form 10-K and exhibits are available from us upon the payment to us of the cost of furnishing them.

OTHER MATTERS

As of the date of this Proxy Statement, our Board does not know of any matter that will be presented for consideration at the Meeting other than as described in this Proxy Statement. If any other matters are properly presented at the Meeting, your signed proxy card authorizes Stanford L. Kurland, our Chairman of the Board and Chief Executive Officer, and Jeffrey P. Grogin, our Secretary, to vote on those matters according to their best judgment.

The SEC permits us to deliver a single copy of the notice, proxy statement and annual report to shareholders who have the same address and last name, unless we have received contrary instructions from such shareholders. Each shareholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs, which is consistent with our corporate sustainability efforts. We will promptly deliver a separate copy of the proxy statement and annual report to any such shareholder upon written or oral request. A shareholder wishing to receive a separate proxy statement or annual report can notify us at Investor Relations, PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361, telephone: (818) 224-7028. Similarly, shareholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Trustees recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Trustees

Nominees

01 Scott W. Carnahan 02 Frank P. Willey

The Board of Trustees recommends you vote FOR proposals 2. and 3..

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000283316_1 R1.0.1.25